Exhibit 99.2

REVOCABLE PROXY

MSB FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints the members of the Board of Directors of MSB Financial, Inc., and its survivor, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of MSB Financial common stock held of record by the undersigned at the close of business on November 21, 2003, at the annual meeting of shareholders, to be held on Thursday, January 22, 2004, and or at any and all adjournments or postponements thereof. The Board of Directors recommends a vote “FOR” the listed proposals.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

		FOR	AGAINST	ABSTAIN

I.	The approval of the Amended and Restated Agreement and Plan of Merger, dated as of September 2, 2003, and amended and restated as of September 24, 2003, by and between Monarch Community Bancorp, Inc., Monarch Acquisition Corp. and MSB Financial, Inc., pursuant to which MSB Financial, Inc. will merge with Monarch Acquisition Corp. and each share of common stock, par value $.01 per share, of MSB Financial, Inc. will be converted into the right to receive shares of common stock, par value of $.01 per share, of Monarch and $15.04 in cash, all on and subject to the terms and conditions contained therein.	☐	☐	☐

     Should a director nominee be unable to serve as a director, an event that MSB Financial does not currently anticipate, the persons named in the proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

II.	The election of the following nominees as directors, each until the consummation of the merger, or if the merger is not consummated, for a three year term to expire in the year 2006.	FOR	WITHHELD

	Richard L. Dobbins	☐	☐

	Martin L. Mitchell	☐	☐

		FOR	AGAINST	ABSTAIN

III.	The ratification of the appointment of Crowe Chizek and Company LLC, as independent auditors for the Corporation for the fiscal year ending June 30, 2004.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time before it is voted by delivering to the Secretary of MSB Financial, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of MSB Financial common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of not further force and effect.

     The undersigned acknowledges receipt from MSB Financial, prior to the execution of this Proxy, of Notice of Annual Meeting, a Proxy Statement dated on or about    , 2003.

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears above on this card.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
If shares are held jointly, each holder should sign.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS
PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.